Exhibit 99.7

[Peoples Logo]

Computershare

Computershare Trust Company, N.A.
P.O. Box 43011
Providence, Rhode Island 02940-3011
www.computershare.com/investor
Alliance Advisors, LLC.
All Calls 855-737-3177

MR A SAMPLE
DESIGNATION (IF ANY)
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[C 1234567890 J N T]

Tax ID certification on file: <Certified Y/N>

TOTAL SHARES 12345678901234

ELECTION FORM AND LETTER OF TRANSMITTAL
To accompany certificates of common stock, par value $25.00 per share, of
Peoples Bancorp, Inc. of Bullitt County ("Peoples")
ELECTION DEADLINE IS 5:00 P.M., EASTERN TIME, ON [●], 2015

This Election Form and Letter of Transmittal may be used to make an election only with respect to shares of Peoples common stock you hold on the stock transfer books of Peoples. You may receive additional Election Forms and/or Letters of Transmittal with respect to shares of Peoples common stock held by you in another manner or in another name. IN ORDER TO MAKE AN ELECTION WITH RESPECT TO ALL OF YOUR SHARES, YOU MUST PROPERLY COMPLETE AND SUBMIT ALL ELECTION FORMS AND/OR LETTERS OF TRANSMITTAL THAT YOU RECEIVE. For more information, please see the separately enclosed Election and Transmittal Information Booklet.

Step 1. Your Stock Certificates. Locate the listed certificates.

Lost	Certificate Numbers	Shares	Lost	Certificate Numbers	Shares
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234

If you hold more than 10 certificates, not all certificates can be listed on this form.

Other Certificate Total	Total Certificated Shares	Shares Held by Us	Total Shares
12345678901234	12345678901234	12345678901234	12345678901234

Complete the box(es) on the opposite page to make an election to receive (i) shares of common stock, par value $0.01 per share, of First Capital, Inc. ("First Capital") (the "Stock Election") or (ii) $9,475 in cash without interest (the "Cash Election") subject to pro-ration, adjustment and certain limitations as set forth in the Agreement and Plan of Merger, dated as of June 4, 2015, as amended, by and between First Capital and Peoples ("Merger Agreement"). If no box is checked or you elect to make "No Election," you will be deemed to have made either a "Stock Election" or "Cash Election" for your shares of Peoples common stock according to the allocation procedures specified in the Merger Agreement.

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ELECTION CHOICES I hereby elect to receive the following as consideration for my shares of Peoples common stock held in this account (subject to allocation, proration and adjustment as set forth in the Merger Agreement): STOCK ELECTION (382.83 shares of First Capital common stock as adjusted in accordance with the Merger Agreement)     Mark this box to elect to make a stock election with respect to ALL of your Peoples shares. Mark this box to elect to make a stock election with respect to the following number of your Peoples shares: Please fill in the number of shares for which you would like to make a stock election. CASH ELECTION ($9,475.00 in cash without interest as adjusted in accordance with the Merger Agreement) Mark this box to elect to make a cash election with respect to ALL of your Peoples shares. Mark this box to elect to make a cash election with respect to the following number of your Peoples shares: Please fill in the number of shares for which you would like to make a cash election.     NO ELECTION     Mark this box to make no election with respect to ALL of your Peoples shares. Mark this box to elect to make no election with respect to the following number of your Peoples shares: Please fill in the number of shares for which you would like to make no election. Step 2. SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent. Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation in a fiduciary or representative capacity, or other person, please set forth full title. See Instructions 5, 6, 7 and 8. Registered Holder(s) or Agent Title, if any Area Code/Phone Number Step 3. SIGNATURE(S) GUARANTEED (IF REQUIRED). See Instruction 6. Unless the shares were tendered by the registered holder(s) of the common stock, or for the account of a member of a “Signature Guarantee Program,” Stock Exchange Medallion Program or New York Stock Exchange Medallion Signature Program (an “Eligible Institution”), your signature(s) must be guaranteed by an Eligible Institution. Authorized Signature Name of Firm Address of Firm – Please Print + 1 2 3 4 5 6 7 8 9 0 1 2 3 4 2 E L C COYC C L S

SPECIAL PAYMENT AND DELIVERY FORM The merger consideration will be issued in the name and to the address provided on the Election Form and Letter of Transmittal unless instructions are given in the boxes below. KD_7583810_1.DOC Special Delivery Instructions (See Instructions 6, 8 and 17) To be completed ONLY if the merger consideration is to be issued to an address that is different from the address reflected above. Deliver Check to: Share certificate(s) to: Name(s): (Please Print) Address: Telephone Number: Special Payment and Issuance Instructions (See Instructions 5, 6, 7 and 17) To be completed ONLY if the merger consideration is to be issued to a name that is different from the name on the surrendered certificate(s). Issue Check to: Share certificate(s) to: Name(s): (Please Print) Address: Telephone Number: